UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2022, our company and its subsidiary entered into a Separation Agreement and Release of All Claims (the "Separation Agreement") with Richard Wright ("Wright"), a former director and executive officer of our company.

The Separation Agreement provides, among other things, the following:

1. The parties agreed that Wright voluntarily resigned from his employment with our company effective as of June 2, 2022 (the "Separation Date") and resigned from any and all director and officer positions that he held with our company and its subsidiaries;

2. We agreed with Wright that Wright's employment with our company ended effective as of the Separation Date and the employment agreement dated April 25, 2022 with Wright is of no further force and effect as of the Separation Date except for certain sections of the employment agreement, including the extension of the non-competition provision of the employment agreement by one year to a total of two years so long as Wright is receiving, or has received in the event of a "Change of Control" (as defined below),  the severance benefits described in paragraph 3 below;

3. Provided that Wright does not revoke the Separation Agreement as provided in the Separation Agreement, we agreed to pay Wright the total severance sum of US$550,000.08 payable as follows: (1) a single payment of US$275,000.04 (the "Lump Sum Payment") payable within three days after the conclusion of the revocation period described the Separation Agreement; and (2) 24 full months of severance (the "Severance Period") at the rate of US$11,458.33 per month (each, a "Monthly Separation Payment"). The Lump Sum Payment and Monthly Separation Payments will be less all applicable deductions and withholdings. The Monthly Separation Payments for the Severance Period will begin in the first pay period following the expiration of the revocation period provided in the Separation Agreement. The Monthly Separation Payments will be paid ratably pursuant to our current and normal payroll cycle. Notwithstanding the foregoing, in the event our company is sold or undergoes a Change of Control prior to the end of the Severance Period, we agreed that the balance of the unpaid amounts will be paid in a lump sum within five days of the Change of Control. A "Change of Control" means a sale of substantially all of our assets or a sale of 50% or more of stock;

4. We agreed to reimburse Wright for his legal expenses in connection with the preparation and negotiation of the Separation Agreement up to a maximum of US$25,000;

5. We agreed to maintain or provide Wright and family (to the extent currently covered) his current health insurance plan or the equivalent thereto at no cost to Wright from the Separation Date until May 31, 2024. We agreed that such health insurance will be coverage under our group health insurance plan, as amended from time to time, or comparable coverage. In the event our company is sold or undergoes a Change of Control prior to May 31, 2024 (as applicable, the "Trigger Date"), we agreed to pay Wright a lump sum amount equal to the monthly COBRA premium for continuation coverage under our group health plan multiplied by the number of months remaining from the Change of Control date until May 31, 2024 and Wright will be terminated from our group health insurance plan as of the Trigger Date;

6. With respect to (a) 250,000 stock options granted to Wright under that certain Stock Option Agreement dated March 31, 2021 and (b) 250,000 stock options granted to Wright under that certain Stock Option Agreement dated April 3, 2020 (collectively, the "Wright Options"), notwithstanding the provisions of the agreements governing the Wright Options, including his termination of Continuous Service as defined in the 2020 Equity Incentive Plan, and as compensation to Wright under the Separation Agreement, we agreed that Wright is entitled to exercise part or all of the Wright Options at any time after the Separation Date until May 31, 2024 and the Wright Options will expire on May 31, 2024;

7. In the event we reprice any employee stock options during the two year period after the termination date, we agreed that Wright's stock options will receive the same repricing treatment; and

8. We agreed to issue Wright 100,000 restricted stock units upon the effective date of the Separation Agreement (upon the conclusion of the revocation period described in the Separation Agreement) with such units being fully vested upon grant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 2, 2022, Richard A. Wright resigned as a director and officer (including as the President and Chief Executive Officer) of our company.  On the same date, we appointed Frank Lazaran, the current director of our company, as our Chief Executive Officer and President.

Mr. Lazaran, age 65, has been a director of our company since October 8, 2020. As a 40-year veteran of the retail food industry, Mr. Lazaran brings decades of commercial and c-suite experience in scaling organizations, optimizing operations, and driving innovation in the retail sector. He has a solid track record for delivering operational excellence with balanced growth to companies facing unique challenges and complex situations. He was most recently the Chairman, Chief Executive Officer, and President of Marsh Supermarkets, Inc., a multi-format regional food retailer based in Indianapolis, Indiana. Under his leadership, he led the company through a successful turnaround. Prior to Marsh, Mr. Lazaran served as the Chief Executive Officer, President, and Director of Winn-Dixie Stores, Inc., which was a publicly-traded company and one of the largest supermarket chains in the Southeast. In addition, he was the President of Texas based Randalls and Tom Thumb Supermarkets. He is currently a senior industry partner for the private equity firm, New State Capital Partners, and also serves as an advisor to the retail industry through his consulting practice, Galazarano Consulting & Investments.

Term of Executive Officer

The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Lazaran since April 1, 2020, or any currently proposed transaction with Mr. Lazaran in which we were or will be a participant and where the amount involved exceeds US$120,000, and in which Mr. Lazaran had or will have a direct or indirect material interest.

The information provided under Item 1.01 is responsive to the information required by this Item 5.02.

Item 7.01 Regulation FD Disclosure.

A copy of our news release dated June 3, 2022 is being furnished herewith as Exhibit 99.1

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement & Release of All Claims dated June 2, 2022 by and between Richard Wright, The Alkaline Water Company Inc. and Alkaline 88, LLC
99.1	News Release dated June 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ David Guarino
David Guarino Chief Financial Officer and Director

June 3, 2022